BUSINESS FINANCING MODIFICATION AGREEMENT
(Third Amendment to Amended and Restated Business Financing Agreement)
This Business Financing Modification Agreement is entered into as of June 5, 2019, but effective as of May 31, 2019, by and among INUVO, INC. (“Parent”), BABYTOBEE, LLC (“Babytobee”), KOWABUNGA MARKETING, INC. (“Kowabunga”), VERTRO, INC. (“Vertro”), ALOT, INC. (“ALOT”), and NETSEER, INC. (“NetSeer” and together with Parent, Babytobee, Kowabunga, Vertro and ALOT, individually and collectively, jointly and severally, “Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”).
1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Business Financing Agreement, dated October 11, 2018, by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.
Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”
2.    DESCRIPTION OF CHANGE IN TERMS.
A.    Modifications to Business Financing Agreement:
i.     Section 1.2 of the Business Financing Agreement is amended by adding the following sentence at the end thereof:
Lender shall have no obligation to finance any Eligible Unbilled Receivable at any time (including at any time prior to the Unbilled Sublimit Termination Date), but may finance any Eligible Unbilled Receivables in its sole discretion.
ii.    The following term and its definition set forth in Section 14.1 of the Business Financing Agreement are amended in their entirety and replaced with the following:
“Unbilled Sublimit Termination Date” is the date that Lender provides written notice to Borrower, in its sole discretion, that the Unbilled Receivable Sublimit is terminated.
3.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
4.    PAYMENT OF AMENDMENT FEE AND EXPENSES. Borrower shall pay Lender (a) an amendment fee in the amount of $2,000 (the “Third Amendment Fee”), and (b) all out-of-pocket expenses.
5.    NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Business Financing Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.
6.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent business financing modification agreements.
7.    CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon (a) payment of the Third Amendment Fee and (b) payment of Lender’s legal fees and expenses in connection with the negotiation and preparation of this Business Financing Modification Agreement.
8.    NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
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9.    COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER: INUVO, INC. By: Name: Title: BABYTOBEE, LLC By: Name: Title:	LENDER: WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By: Name: Title:
KOWABUNGA MARKETING, INC. By: Name: Title:
VERTRO, INC. By: Name: Title:
A LOT, INC. By: Name: Title:
NETSEER, INC. By: Name: Title:

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